Exhibit 10.12

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

MEMORANDUM OF AGREEMENT	Norwegian Shipbrokers’ Association’s
Memorandum of Agreement for sale and
purchase of ships. Adopted by BIMCO in 1956.
Code-name
SALEFORM 2012
Revised 1966, 1983 and 1986/87, 1993 and 2012

	Dated: 17 December 2019	1
	Golar Hull M2023 Corp.~~(Name of sellers)~~ (a company incorporated under the laws of The Republic of	2
	The Marshall Islands with registration number 46820), hereinafter called the “Sellers”, have agreed to sell, and
	Oriental Fleet LNG 02 Limited ~~(Name of buyers)~~(a company incorporated under the laws of the	3
	Republic of the Marshall Islands with registration number 103074), hereinafter called the “Buyers”, have agreed to buy:
	Name of vessel: m.v. “Golar Penguin”	4
	IMO Number: 9624938	5
	Classification Society: DNV GL	6
	Class Notation: X1A1 Tanker for liquefied gas BIS Clean COAT-PSPC(B) COMF(C-3, V-2) CSA(2) E0 Gas	7
	fueled NAUT(OC) NAUTICUS(Newbuilding) Recyclable TMON
	Year of Build: 2014 Builder/Yard: Samsung Heavy Industries	8
	Flag: The Republic of The Marshall Islands Place of Registration: Majuro GT/NT: 102100 tons/30631	9
tons
	hereinafter called the “Vessel”, on the following terms and conditions:	10
	Definitions (See also Clause 26 (Further definitions)	11
	“Banking Days” are days (other than a Saturday or Sunday) on which banks are open both in the country of the currency stipulated for	12
	the Purchase Price in Clause 1 (Purchase Price) and in the place of closing stipulated in Clause 8	13
	(~~Documentation~~Conditions precedent) and Hong Kong, London, New York, Oslo and Shanghai ~~(add~~	14
	~~additional jurisdictions as appropriate)~~.
	“Buyers’ Nominated Flag State” means The Republic of The Marshall Islands ~~(state flag state)~~.	15
	“Class” means the class notation referred to above.	16
	“Classification Society” means the Society referred to above.	17
	~~“Deposit” shall have the meaning given in Clause 2 (Deposit)~~	18
	~~“Deposit Holder” means~~ ______ ~~(state name and location of Deposit Holder) or, if left blank, the~~	19
	~~Sellers’ Bank, which shall hold and release the Deposit in accordance with this Agreement.~~	20
	“In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a	21
	registered letter, e-mail or telefax.	22
	“Parties” means the Sellers and the Buyers and “Party” means either one (1) of them.	23
	“Purchase Price” means the price for the Vessel as stated in Clause 1 (Purchase Price).	24
	”Sellers’ Account” means such account in the name of the Sellers ~~(state details of bank account)~~ at the	25
	Sellers’ Bank notified by the Sellers to the Buyers in writing at least five (5) Banking Days prior to the
	Delivery Date (as defined in Additional Clause 26 (Further definitions)).
	“Sellers’ Bank” means such bank (state name of bank, branch and details) or, if left blank, the bank	27
	notified by the Sellers to the Buyers for receipt of the balance of the Purchase Price.	27
1.	Purchase Price	28
	The Purchase Price is the lower of (a) [***] US Dollars	29
	(US$[***]) and (b) the Fair Market Value (as defined in Additional Clause 26 (Futher
	definitions)) ~~(state currency and amount both in words and figures)~~.
~~2.~~	~~Deposit~~	30
	~~As security for the correct fulfilment of this Agreement the Buyers shall lodge a deposit of~~	31
	______~~% (~~______~~per cent) or, if left blank, 10% (ten per cent), of the Purchase Price (the~~	32
	~~“Deposit”) in an interest bearing account for the Parties with the Deposit Holder within three (3)~~	33
	~~Banking Days after the date that:~~	34

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

0

	~~(i)~~	~~this Agreement has been signed by the Parties and exchanged in original or by~~	35
		~~e mail or telefax; and~~	36
	~~(ii)~~	~~the Deposit Holder has confirmed in writing to the Parties that the account has been~~	37
		~~opened.~~	38

		~~The Deposit shall be released in accordance with joint written instructions of the Parties.~~	39
		~~Interest, if any, shall be credited to the Buyers. Any fee charged for holding and releasing the~~	40
		~~Deposit shall be borne equally by the Parties. The Parties shall provide to the Deposit Holder~~	41
		~~all necessary documentation to open and maintain the account without delay.~~	42

~~3.~~		~~Payment~~	43
		~~On delivery of the Vessel, but not later than three (3) Banking Days after the date that Notice of~~	44
		~~Readiness has been given in accordance with Clause 5 (Time and place of delivery and~~	45
	~~notices):~~		46

	~~(i)~~	~~the Deposit shall be released to the Sellers; and~~	47
	~~(ii)~~	~~the balance of the Purchase Price and all other sums payable on delivery by the Buyers~~	48
		~~to the Sellers under this Agreement shall be paid in full free of bank charges to the~~	49
		~~Sellers’ Account.~~	50

~~4.~~		~~Inspection~~	51
		~~(a)* The Buyers have inspected and accepted the Vessel’s classification records. The Buyers~~	52
		~~have also inspected the Vessel at/in~~ ______ ~~(state place) on~~ ______ ~~(state date) and have~~	53
		~~accepted the Vessel following this inspection and the sale is outright and definite, subject only~~	54
		~~to the terms and conditions of this Agreement.~~	55

		~~(b)* The Buyers shall have the right to inspect the Vessel’s classification records and declare~~	56
		~~whether same are accepted or not within~~ ______ ~~(state date/period).~~	57

		~~The Sellers shall make the Vessel available for inspection at/in~~ ______ ~~(state place/range) within~~	58
		______~~(state date/period).~~	59

		~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the~~	60
		~~Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.~~	61

		~~The Buyers shall inspect the Vessel without opening up and without cost to the Sellers.~~	62

		~~During the inspection, the Vessel’s deck and engine log books shall be made available for~~	63
		~~examination by the Buyers.~~	64

		~~The sale shall become outright and definite, subject only to the terms and conditions of this~~	65
		~~Agreement, provided that the Sellers receive written notice of acceptance of the Vessel from~~	66
		~~the Buyers within seventy two (72) hours after completion of such inspection or after the~~	67
		~~date/last day of the period stated in Line 59, whichever is earlier.~~	68

		~~Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of~~	69
		~~the Vessel’s classification records and/or of the Vessel not be received by the Sellers as~~	70
		~~aforesaid, the Deposit together with interest earned, if any, shall be released immediately to the~~	71
		~~Buyers, whereafter this Agreement shall be null and void.~~	72

		~~*4(a) and 4(b) are alternatives; delete whichever is not applicable. In the absence of deletions,~~	73
		~~alternative 4(a) shall apply.~~	74

5.		Time and place of delivery and notices	75
		(a) The Vessel shall be delivered and taken over safely afloat at a safe and accessible berth or	76
		anchorage ~~at/in~~ or at sea within Trading Limits (as defined in Additional Clause 26 (Further	77
		definitions)) ~~(state place/range)~~ in the Sellers’ option.
		~~Notice of Readiness shall not be tendered before:~~ ______~~(date)~~	78

		Cancelling Date (see Clauses 5(c)~~, 6 (a)(i)6 (a) (iii)~~ and14): the Cancelling Date (as defined in	79
		Additional Clause 26 (Further definitions)), or such later date as the Buyers and the Sellers may
		agree.
		(b) The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall	80
		provide the Buyers with ~~twenty (20), ten (10), five (5)~~ and three (3) days’ notice of the ~~date the~~	81
		~~Sellers intend to tender Notice of Readiness and of the~~ intended date and place of delivery.	82

		~~When the Vessel is at the place of delivery and physically ready for delivery in accordance with~~	83
		~~this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.~~	84

		(c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the	85
		Vessel will not be ready for delivery by the Cancelling Date they may notify the Buyers in writing	86
		stating the date when they anticipate that the Vessel will be ready for delivery and proposing a	87
		new Cancelling Date. Upon receipt of such notification the Buyers shall have the option of	88
		either cancelling this Agreement in accordance with Clause 14 (Sellers’ ~~Default~~default) within three (3)	89
		Banking Days of receipt of the notice or of accepting the new date as the new Cancelling Date.	90
		If the Buyers have not declared their option within three (3) Banking Days of receipt of the	91
		Sellers’ notification or if the Buyers accept the new date, the date proposed in the Sellers’	92
		notification shall be deemed to be the new Cancelling Date and shall be substituted for the	93
		Cancelling Date stipulated in line 79.	94

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

	If this Agreement is maintained with the new Cancelling Date all other terms and conditions		95
	hereof including those contained in Clauses 5(b) and 5(d) shall remain unaltered and in full		96
	force and effect.		97

	(d) Cancellation, failure to cancel or acceptance of the new Cancelling Date shall be entirely		98
	without prejudice to any claim for damages the Buyers may have under Clause 14 (Sellers’		99
	~~Default~~default) for the Vessel not being ready by the original Cancelling Date.		100

	(e) Should the Vessel become an actual, constructive or compromised total loss before delivery		101
	~~the Deposit together with interest earned, if any, shall be released immediately to the Buyers~~		102
	~~whereafter~~ this Agreement shall be null and void.		103

~~6.~~	~~Divers Inspection / Drydocking~~		104
	~~(a)*~~		105
	~~(i)~~	~~The Buyers shall have the option at their cost and expense to arrange for an underwater~~	106
		~~inspection by a diver approved by the Classification Society prior to the delivery of the~~	107
		~~Vessel. Such option shall be declared latest nine (9) days prior to the Vessel’s intended~~	108
		~~date of readiness for delivery as notified by the Sellers pursuant to Clause 5(b) of this~~	109
		~~Agreement. The Sellers shall at their cost and expense make the Vessel available for~~	110
		~~such inspection. This inspection shall be carried out without undue delay and in the~~	111
		~~presence of a Classification Society surveyor arranged or by the Sellers and paid for by~~	112
		~~the Buyers. The Buyers’ representative(s) shall have the right to be present at the diver’s~~	113
		~~inspection as observer(s) only without interfering with the work or decisions of the~~	114
		~~Classification society surveyor the extent of the inspection and the conditions under~~	115
		~~which it is performed shall be to the satisfaction of the Classification society. If the~~	116
		~~conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at~~	117
		~~their cost and expense make the Vessel available at a suitable alternative place near to~~	118
		~~the delivery port, in which event the Cancelling Date shall be extended by the additional~~	119
		~~time required for such positioning and the subsequent re-positioning. The Sellers may~~	120
		~~not tender Notice of Readiness prior to completion of the underwater inspection.~~	121

	~~(ii)~~	~~If the rudder, propeller, bottom or other underwater parts below the deepest load line are~~	122
		~~found broken, damaged or defective so as to affect the Vessel’s class, then (1) unless~~	123
		~~repairs can be carried out afloat to the satisfaction of the Classification society, the~~	124
		~~Sellers shall arrange for the Vessel to be drydocked at their expense for inspection by~~	125
		~~the Classification Society of the Vessel’s underwater parts below the deepest load line,~~	126
		~~the extent of the inspection being in accordance with the Classification Society’s rules (2)~~	127
		~~such defects shall be made good by the Sellers at their cost and expense to the~~	128
		~~satisfaction of the Classification society without condition/recommendation** and (3) the~~	129
		~~Sellers shall pay for the underwater inspection and the Classification Society’s~~	130
		~~attendance.~~	131

		~~Notwithstanding anything to the contrary in this Agreement, if the Classification Society~~	132
		~~do not require the aforementioned defects to be rectified before the next class~~	133
		~~drydocking survey, the Sellers shall be entitled to deliver the Vessel with these defects~~	134
		~~against a deduction from the Purchase Price of the estimated direct cost (of labour and~~	135
		~~materials) of carrying out the repairs to the satisfaction of the Classification Society,~~	136
		~~whereafter the Buyers shall have no further rights whatsoever in respect of the defects~~	137
		~~and/or repairs. The estimated direct cost of the repairs shall be the average of quotes~~	138
		~~for the repair work obtained from two reputable independent shipyards at or in the~~	139
		~~vicinity of the port of delivery, one to be obtained by each of the Parties within two (2)~~	140
		~~Banking Days from the date of the imposition of the condition/recommendation, unless~~	141
		~~the Parties agree otherwise. Should either of the Parties fail to obtain such a quote within~~	142
		~~the stipulated time then the quote duly obtained by the other Party shall be the sole basis~~	143
		~~for the estimate of the direct repair costs. The Sellers may not tender Notice of~~	144
		~~Readiness prior to such estimate having been established.~~	145
	~~(iii)~~	~~If the Vessel is to be drydocked pursuant to Clause 6(a)(ii) and no suitable dry docking~~	146
		~~facilities are available at the port of delivery, the Sellers shall take the Vessel to a port~~	147
		~~where suitable drydocking facilities are available, whether within or outside the delivery~~	148
		~~range as per Clause 5(a). Once drydocking has taken place the Sellers shall deliver the~~	149
		~~Vessel at a port within the delivery range as per Clause 5(a) which shall, for the purpose~~	150
		~~of this Clause, become the new port of delivery. In such event the Cancelling Date shall~~	151
		~~be extended by the additional time required for the drydocking and extra steaming, but~~	152
		~~limited to a maximum of fourteen (14) days.~~	153

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

		~~(b)* The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the~~	154
		~~Classification Society of the Vessel’s underwater parts below the deepest load line, the extent~~	155
		~~of the inspection being in accordance with the Classification Society’s rules. If the rudder,~~	156
		~~propeller, bottom or other underwater parts below the deepest load line are found broken,~~	157
		~~damaged or defective so as to affect the Vessel’s class, such defects shall be made good at the~~	158
		~~Sellers’ cost and expense to the satisfaction of the Classification Society without~~	159
		~~condition/recommendation**. In such event the Sellers are also to pay for the costs and~~	160
		~~expenses in connection with putting the Vessel in and taking her out of drydock, including the~~	161
		~~drydock dues and the Classification Society’s fees. The Sellers shall also pay for these costs~~	162
		~~and expenses if parts of the tailshaft system are condemned or found defective or broken so as~~	163
		~~to affect the Vessel’s class. In all other cases, the Buyers shall pay the aforesaid costs and~~	164
		~~expenses, dues and fees.~~	165

		~~(c) If the Vessel is drydocked pursuant to Clause 6 (a)(ii) or 6 (b) above:~~	166

	~~(i)~~	~~The Classification Society may require survey of the tailshaft system, the extent of the~~	167
		~~survey being to the satisfaction of the Classification surveyor. If such survey is~~	168
		~~not required by the Classification Society, the Buyers shall have the option to require the~~	169
		~~tailshaft to be drawn and surveyed by the Classification Society, the extent of the survey~~	170
		~~being in accordance with the Classification Society’s rules for tailshaft survey and~~	171
		~~consistent with the current stage of the Vessel’s survey cycle. The Buyers shall declare~~	172
		~~whether they require the tailshaft to be drawn and surveyed not later than by the~~	173
		~~completion of the inspection by the Classification Society. The drawing and refitting of~~	174
		~~the tailshaft shall be arranged by the Sellers. Should any parts of the tailshaft system be~~	175
		~~condemned or found defective so as to affect the Vessel’s class, those parts shall be~~	176
		~~renewed or made good at the Sellers’ cost and expense to the satisfaction of~~	177
		~~Classification Society without condition/recommendation**.~~	178

	~~(ii)~~	~~The costs and expenses relating to the survey of the tailshaft system shall be borne by~~	179
		~~the Buyers unless the Classification society requires such survey to be carried out or if~~	180
		~~parts of the system are condemned or found defective or broken so as to affect the~~	181
		~~Vessel’s class, in which case the Sellers shall pay these costs and expenses.~~	182

	~~(iii)~~	~~The Buyers’ representative(s) shall have the right to be present in the drydock, as~~	183
		~~observer(s) only without interfering with the work or decisions of the Classification~~	184
		~~Society surveyor.~~	185

	~~(iv)~~	~~The Buyers shall have the right to have the underwater parts of the Vessel cleaned~~	186
		~~and painted at their risk, cost and expense without interfering with the Sellers’ or the~~	187
		~~Classification Society surveyor’s work, if any, and without affecting the Vessel’s timely~~	188
		~~delivery. If, however, the Buyers’ work in drydock is still in progress when the~~	189
		~~Sellers have completed the work which the Sellers are required to do, the additional~~	190
		~~docking time needed to complete the Buyers’ work shall be for the Buyers’ risk, cost and~~	191
		~~expense. In the event that the Buyers’ work requires such additional time, the Sellers~~	192
		~~may upon completion of the Sellers’ work tender Notice of Readiness for delivery whilst~~	193
		~~the Vessel is still in drydock and, notwithstanding Clause 5(a), the Buyers shall be~~	194
		~~obliged to take delivery in accordance with Clause 3 (Payment), whether the Vessel is in~~	195
		~~drydock or not.~~	196

		~~*6 (a) and 6 (b) are alternatives; delete whichever is not applicable. In the absence of deletions,~~	197
		~~alternative 6 (a) shall apply.~~	198

		~~**Notes or memoranda, if any, in the surveyor’s report which are accepted by the Classification~~	199
		~~Society without condition/recommendation are not to be taken into account.~~	200

7.		Spares, bunkers and other items	201
		The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board	202
		and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or	203
		spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of ~~inspection~~ delivery	204
		used or unused, whether on board or not shall become the Buyers’ property without extra payment,	205
		~~but spares on~~
		~~order are excluded. Forwarding charges, if any, shall be for the Buyers’ account~~. The Sellers	206
		are not required to replace spare parts including spare tail-end shaft(s) and spare	207
		propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to	208
		delivery, but the replaced items shall be the property of the Buyers without extra payment. Unused	209
		stores and
		provisions shall be included in the sale and be taken over by the Buyers without extra payment.	210

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

	~~Library and forms exclusively for use in the Sellers’ vessel(s) and captain’s, officers’ and crew’s~~	211
	~~personal belongings including the slop chest are excluded from the sale without compensation,~~	212
	~~as well as the following additional items: ______(include list)~~	213

	~~Items on board which are on hire or owned by third parties, listed as follows, are excluded from~~	214
	~~the sale without compensation: ______(include list)~~	215

	~~Items on board at the time of inspection which are on hire or owned by third parties, not listed~~	216
	~~above, shall be replaced or procured by the Sellers prior to delivery at their cost and expense.~~	217

	Any remaining and unused bunkers, lubricating and hydraulic oils and greases in storage tanks
	and unopened drums shall remain the property of the Sellers in their capacity as bareboat
	charterers under the Bareboat Charter and therefore the Buyers shall not be required to pay for
	such items.

	~~The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and~~	218
	~~greases in storage tanks and unopened drums and pay either:~~	219

	~~(a) *the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or~~	220

	~~(b) *the current net market price (excluding barging expenses) at the port and date of delivery~~	221
	~~of the Vessel or, if unavailable, at the nearest bunkering port,~~	222

	~~for the quantities taken over.~~	223

	~~Payment under this Clause shall be made at the same time and place and in the same~~	224
	~~currency as the Purchase Price.~~	225

	~~“inspection” in this Clause 7, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b)~~	226
	~~(Inspection), if applicable. If the Vessel is taken over without inspection, the date of this~~	227
	~~Agreement shall be the relevant date.~~	228

	~~*(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions~~	229
	~~alternative (a) shall apply.~~	230

8.	~~Documentation~~Conditions precedent	231
	The place of closing: Hong Kong	232

	(a) ~~In exchange for payment~~ Release of the Purchase Price is conditional upon the Sellers ~~shall~~	233
	~~provide~~ providing the Buyers with the
	following delivery documents and evidence:	234

	(i) Two (2) original Legal Bill(s) of Sale in a form recordable in the Buyers’ Nominated Flag State,	235
	transferring title of the Vessel and stating that the Vessel is free from all mortgages,	236
	encumbrances and maritime liens or any other debts whatsoever, duly notarially attested	237
	and legalised or apostilled, as required by the Buyers’ Nominated Flag State;	238

	(ii) Evidence that all necessary corporate, shareholder and other action has been taken by	239
	the Sellers to authorise the execution, delivery and performance of this Agreement;	240

	(iii) Original Power of Attorney of the Sellers appointing one or more representatives to act on	241
	behalf
	of the Sellers in the performance of this Agreement, duly notarially attested and legalised	242
	or apostilled (as appropriate);	243

	(iv) A ~~Certificate or~~ Transcript of Registry issued by the competent authorities of the flag state	244
	on the ~~date of delivery~~Delivery Date evidencing the Sellers’ ownership of the Vessel and that	245
	the
	Vessel is free from registered encumbrances and mortgages, to be faxed or e-mailed by	246
	such authority to the closing meeting with the original to be sent to the Buyers as soon as	247
	possible after delivery of the Vessel;	248

	(v) A copy of Declaration of Class or (depending on the Classification Society) a Class	249
	Maintenance
	Certificate issued within three (3) Banking Days prior to ~~delivery~~the Delivery Date confirming	250
	that the
	Vessel is in Class free of overdue condition/recommendation;	251

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

~~(vi)~~	~~Certificate of Deletion of the Vessel from the Vessel’s registry or other official evidence of~~	252
	~~deletion appropriate to the Vessel’s registry at the time of delivery, or, in the event that~~	253
	~~the registry does not as a matter of practice issue such documentation immediately, a~~	254
	~~written undertaking by the Sellers to effect deletion from the Vessel’s registry forthwith~~	255
	~~and provide a certificate or other official evidence of deletion to the Buyers promptly and~~	256
	~~latest within four (4) weeks after the Purchase Price has been paid and the Vessel has~~	257
	~~been delivered;~~	258

~~(vii)~~	~~A copy of the Vessel’s Continuous Synopsis Record certifying the date on which the~~	259
	~~Vessel ceased to be registered with the Vessel’s registry, or, in the event that the registry~~	260
	~~does not as a matter of practice issue such certificate immediately, a written undertaking~~	261
	~~from the Sellers to provide the copy of this certificate promptly upon it being issued~~	262
	~~together with evidence of submission by the Sellers of a duly executed Form 2 stating~~	263
	~~the date on which the Vessel shall cease to be registered with the Vessel’s registry;~~	264

(vi~~viii~~)	An original Commercial Invoice for the Vessel;	265

~~(ix)~~	~~Commercial Invoice(s) for bunkers, lubricating and hydraulic oils and greases;~~	266

~~(x)~~	~~A copy of the Sellers’ letter to their satellite communication provider cancelling the~~	267
	~~Vessel’s communications contract which is to be sent immediately after delivery of the~~	268
	~~Vessel;~~	269

(vii~~xi~~)	Any additional documents as may reasonably be required by the competent authorities of	270
	the Buyers’ Nominated Flag State for the purpose of registering the Vessel, provided the	271
	Buyers notify the Sellers of any such documents as soon as possible after the date of	272
	this Agreement ~~; and~~	273

(viii~~xii~~)	An original of ~~T~~the Sellers’ letter of confirmation that to the best of their knowledge, the	274
	Vessel is not
	black listed by any nation or international organisation;~~.~~	275

(ix)	Evidence that the Existing Mortgage (as defined in Additional Clause 26 (Further definitions)) has been irrevocably and unconditionally released and discharged and all records or registration thereof have been removed from the Flag State’s (as defined in Additional Clause 26 (Further definitions)) records;

(x)	Evidence that the Sellers (as charterers) have paid the Handling Fee (as defined in the Bareboat Charter in accordance with the terms of the Bareboat Charter;

(xi)	Copies of two (2) Valuation Reports prepared and issued in accordance with Additional Clause 20 (Determination of Fair Market Value);

(xii)	An original certificate from a director / officer of the Sellers confirming that all copies of documents provided under this Agreement are true copies of such documents;

(xiii)	The duly executed and dated effective date confirmation pursuant to the Related Charter Addendum;

(xiv)	The Buyers being satisfied that, in their opinion, (A) the conditions precedent set out in Clause 36 (Conditions precedent) of the Bareboat Charter have been satisfied on the Delivery Date, (B) no Termination Event (as defined in the Bareboat Charter) or Potential Termination Event (as defined in the Bareboat Charter) is continuing or would result from the proposed pre- positioning of the Purchase Price, and (C) the representations and warranties referred to in Clause 19 (Sellers’ representations) hereof and clause 48 (Charterers’ representations and warranties) of the Bareboat Charter are true and correct on the date of this Agreement and the Delivery Date.

The conditions set out in this Clause 8(a) are for the sole benefit of the Buyers and may be waived or deferred by the Buyers in whole or in part and with or without conditions. The foregoing is without prejudice to the Buyers’ rights to require fulfilment of any such conditions by the Sellers in whole or in part at any time after the date of release of the Purchase Price.

~~(b) At the time of delivery the Buyers shall provide the Sellers with:~~		276

~~(i)~~	~~Evidence that all necessary corporate, shareholder and other action has been taken by~~	277
	~~the Buyers to authorise the execution, delivery and performance of this Agreement; and~~	278

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

	~~(ii)~~	~~Power of Attorney of the Buyers appointing one or more representatives to act on behalf~~	279
		~~of the Buyers in the performance of this Agreement, duly notarially attested and legalised~~	280
		~~or apostilled (as appropriate).~~	281

		(~~c~~b) If any of the documents listed in Sub-clauses (a) and (b) above are not in the English	282
		language they shall be accompanied by an English translation by an authorised translator or	283
		certified by a lawyer qualified to practice in the country of the translated language.	284

		(~~d~~c) The Parties shall to the extent possible exchange copies, drafts or samples of the	285
		documents listed in Sub-clause (a) and Sub-clause (b) above for review and comment by the	286
		other party not later than ______ ~~(state number of days), or if left blank,~~ nine (9) days prior to the	287
		Vessel’s intended date of ~~readiness for~~ delivery as notified by the Sellers pursuant to	288
		Clause 5(b) of this Agreement.	289

		(~~e~~d) Concurrent with the exchange of documents in Sub-clause (a) and Sub-clause (b) above,	290
		~~the Sellers shall also hand to~~ the Buyers shall gain title and ownership to the classification	291
		certificate(s) as well as all plans,
		drawings and manuals, ~~(excluding ISM/ISPS manuals),~~ which are on board the Vessel and shall	292
		remain on board the Vessel. Other
		certificates which are on board the Vessel shall also be handed over to the Buyers unless such	293
		certificates are required to remain on board, or
		the Sellers are required to retain same in their capacity as bareboat charterers, in which case the	294
		~~Buyers have the right to~~Sellers shall, upon the request of the Buyers, ~~take~~ provide copies of the
		same at their expense.

		~~(f) Other technical documentation which may be in the Sellers’ possession shall promptly after~~	295
		~~delivery be forwarded to the Buyers at their expense, if they so request. The Sellers may keep~~	296
		~~the Vessel’s log books but the Buyers have the right to take copies of same.~~	297

		(e~~g~~) Simultaneously with the release of the Purchase Price, ~~T~~the Parties shall sign and deliver to	298
		each other a Protocol of Delivery and Acceptance
		confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.	299

		(f) Within one (1) Banking Day after the Delivery Date, the Sellers shall provide the Buyers with a Certificate of Registry and a Certificate of Ownership and Encumbrances, both dated the Delivery Date and issued by the International Registries, Inc. of the Republic of the Marshall Islands (evidencing that the Buyers are the owners of the Vessel and (in case of the certificate of Ownership and Encumbrances) that the Vessel is free from registered encumbrances and mortgages).

9.		Encumbrances	300
		The Sellers warrant that the Vessel, at the time of delivery, is free from all charters (other than the	301
		Bareboat Charter and/or any other charters disclosed to, and approved by, the Buyers (as
		owners under the Bareboat Charter),
		encumbrances, mortgages and maritime liens or any other debts whatsoever, and is not subject	302
		to Port State or other administrative detentions. The Sellers hereby undertake to indemnify the	303
		Buyers against all consequences of claims made against the Vessel which have been incurred	304
		prior to the time of delivery.	305

10.		Taxes, fees and expenses	306
		Any ~~taxes~~Taxes, fees and expenses in connection with the purchase and registration in the Buyers’	307
		Nominated Flag State shall be for the ~~Buyers’~~ Sellers’ account, ~~whereas~~and similar charges in	308
		connection
		with the closing of the Sellers’ register shall be for the Sellers’ account.	309

11.		Condition on delivery	310
		See also Additional Clause 21 (Delivery under Bareboat Charter)
		The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is	311
		delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be	312
		delivered and taken over “as is where is” ~~she was~~ at the time of delivery~~inspection, fair wear and tear~~	313
		~~excepted.~~
		However, the Vessel shall be delivered free of cargo and free of stowaways with her Class	314
		maintained without overdue condition/recommendation*, free of average damage affecting the Vessel’s	315
		class, and with her classification certificates and national certificates, as well as all other	316
		certificates the Vessel had at the time of ~~inspection~~delivery, valid and unextended without	317
		condition/recommendation* by the Classification Society or the relevant authorities at the time	318
		of delivery.	319

		~~“inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4(a) or~~	320
		~~4(b) (Inspections), if applicable. If the Vessel is taken over without inspection, the date of this~~	321
		~~Agreement shall be the relevant date.~~	322

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

	*Notes and memoranda, if any, in the surveyor’s report which are accepted by the Classification	323
	Society without condition/recommendation are not to be taken into account.	324

12.	Name/markings	325
	~~Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel~~	326
	~~markings.~~	327

13.	Buyers’ default	328
	~~Should the Deposit not be lodged in accordance with Clause 2 (Deposit), the Sellers have the~~	329
	~~right to cancel this Agreement, and they shall be entitled to claim compensation for their losses~~	330
	~~and for all expenses incurred together with interest.~~	331

	Should the Purchase Price not be ~~paid~~ pre-positioned in accordance with ~~Clause 3~~22 (Payment), the	332
	Sellers
	have the right to, unless pre-positioning is made within five (5) Banking Days of the original	333
	Prepositioning Date, cancel this Agreement, ~~in which case the Deposit together with interest~~
	~~earned, if any, shall be released to the Sellers. If the Deposit does not cover their loss~~, and the	334
	Sellers shall be entitled to claim ~~further~~ compensation for their losses and for all expenses	335
	incurred together with interest.	336

14.	Sellers’ default	337
	Should the Sellers fail to ~~give Notice of Readiness in accordance with Clause 5(b) or fail to~~ be	338
	ready to validly complete a legal transfer by the Cancelling Date the Buyers shall have the	339
	option of cancelling this Agreement. ~~If after Notice of Readiness has been given but before~~	340
	~~the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not~~	341
	~~made physically ready again by the Cancelling Date and new Notice of Readiness given, the~~	342
	~~Buyers shall retain their option to cancel. In the event that the Buyers elect to cancel this~~	343
	~~Agreement, the Deposit together with interest earned, if any, shall be released to them~~	344
	~~immediately.~~	345

	Should the Sellers fail to ~~give Notice of Readiness by the Cancelling Date or fail to~~ be ready to	346
	validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers	347
	for their loss and for all expenses together with interest if their failure is due to proven	348
	negligence and whether or not the Buyers cancel this Agreement.	349

~~15.~~	~~Buyers’ representatives~~	350
	~~After this Agreement has been signed by the Parties and the Deposit has been lodged, the~~	351
	~~Buyers have the right to place two (2) representatives on board the Vessel at their sole risk and~~	352
	~~expense.~~	353

	~~These representatives are on board for the purpose of familiarisation and in the capacity of~~	354
	~~observers only, and they shall not interfere in any respect with the operation of the Vessel. The~~	355
	~~Buyers and the Buyers’ representatives shall sign the Sellers’ P&I Club’s standard letter of~~	356
	~~indemnity prior to their embarkation.~~	357

16.	Law and ~~Arbitration~~arbitration	358
	See Additional Clause 25 (Law and arbitration)
	~~(a) *This Agreement hall be governed by and construed in accordance with English law and~~	359
	~~any dispute arising out of or in connection with this Agreement shall be referred to arbitration in~~	360
	~~London in accordance with the Arbitration Act 1996 or any statutory modification or re-~~	361
	~~enactment thereof save to the extent necessary to give effect to the provisions of this Clause.~~	362
	~~The arbitration shall be conducted in accordance with the London Maritime Arbitrators~~	363
	~~Association (LMAA) Terms current at the time when the arbitration proceedings are~~	364
	~~commenced.~~	365

	~~The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall~~	366
	~~appoint its arbitrator and send notice of such appointment in writing to the other party requiring~~	367
	~~the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and~~	368
	~~stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own~~	369
	~~arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the~~	370
	~~other party does not appoint its own arbitrator and give notice that it has done so within the~~	371
	~~fourteen (14) days specified, the party referring a dispute to arbitration may, without the~~	372
	~~requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator~~	373
	~~and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on~~	374
	~~both Parties as if the sole arbitrator had been appointed by agreement.~~	375

	~~In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the~~	376
	~~arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at~~	377
	~~the time when the arbitration proceedings are commenced.~~	378

	~~(b) *This Agreement shall be governed by and construed in accordance with Title 9 of the~~	379
	~~United States Code and the substantive law (not including the choice of law rules) of the State~~	380
	~~of New York and any dispute arising out of or in connection with this Agreement shall be~~	381
	~~referred to three (3) persons at New York, one to be appointed by each of the parties hereto,~~	382
	~~and the third by the two so chosen; their decision or that of any two of them shall be final, and~~	383
	~~for the purposes of enforcing any award, judgment may be entered on an award by any court of~~	384
	~~competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the~~	385
	~~Society of Maritime Arbitrators, Inc.~~	386

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

~~In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the~~	387
~~arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the~~	388
~~Society of Maritime Arbitrators, Inc.~~	389

~~(c) This Agreement shall be governed by and construed in accordance with the laws of~~ ______	390
~~(state place) and any dispute arising out of or in connection with this Agreement shall be~~	391
~~referred to arbitration at ______ (state place), subject to the procedures applicable there.~~	392

~~*16(a), 16(b) and 16(c) are alternatives; delete whichever is not applicable. In the absence of~~	393
~~deletions, alternative 16(a) shall apply.~~	394

17.	Notices	395
	All notices to be provided under this Agreement shall be in writing.	396

	Contact details for recipients of notices are as follows:	397

	For the Buyers: Oriental Fleet LNG 02 Limited	398

Address: c/o Oriental Fleet International Company Limited
50/F, COSCO Tower, 183 Queen’s Road Central, Hong Kong
Fax no.: +852 2339 1881
Email: lou.can@coscoshipping.com / thomas.xing@ofi.com.hk / asset@coscoshipping.com
Attention: Belinda Lou / Thomas Xing / Xu Ying

For the Sellers: Golar Hull M2023 Corp.	399
Address:	c/o Golar Power Limited
6th Floor, The Zig Zag
70 Victoria Street
London SW1E 6SQ
England
Fax No.:	+44 (0)20 7063 7901
Email:	Eduardo.Maranhao@golar.com/ Rodrigo.Fortes@golar.com
Attention:	Eduardo Maranhao / Rodrigo Fortes

with a copy to:

Golar LNG Limited

Address:	6th Floor, The Zig Zag
70 Victoria Street
London SW1E 6SQ
England
Fax No.:	+44 (0)20 7063 7901
Email:	brian.tienzo@golar.com
Attention:	Brian Tienzo

18.	Entire ~~Agreement~~agreement	400
	The written terms of this Agreement comprise the entire agreement between the Buyers and	401
	the Sellers in relation to the sale and purchase of the Vessel and supersede all previous	402
	agreements whether oral or written between the Parties in relation thereto.	403

	Each of the Parties acknowledges that in entering into this Agreement it has not relied on and	404
	shall have no right or remedy in respect of any statement, representation, assurance or	405
	warranty (whether or not made negligently) other than as is expressly set out in this Agreement.	406

	Any terms implied into this Agreement by any applicable statute or law are hereby excluded to	407
	the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude	408
	any liability for fraud.	409

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

Additional Clauses 19 to 26 (both inclusive) form an integral part of this Agreement. In the event of any inconsistency between (i) any terms set out in Clauses 1 to 18 of this Agreement and (ii) any terms set out in the Additional Clauses (i.e. Clauses 19 to 26) to this Agreement, the terms of the Additional Clauses shall prevail.

The parties to this Agreement have executed this Agreement the day and year first before written.

SELLERS

Signed by	)	/s/ Rodrigo Fortes
As	)	RODRIGO FORTES
for and on behalf of	)	ATTORNEY-IN-FACT
GOLAR HULL M2023 CORP.	)

BUYERS

Signed By	)	/s/ Li Bing
As	)	LI BING
for and on behalf of	)	DIRECTOR
Oriental Fleet LNG 02 Limited	)

~~For and on behalf of the Sellers~~	~~For and on behalf of the Buyers~~
~~Name:~~ __________	~~Name:~~ __________
~~Title:~~ ___________	~~Title:~~ ___________

This document is a computer generated SALEFORM 2012 form printed by authority of the Norwegian Shipbrokers’ Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers’ Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.

Execution version

ADDITIONAL CLAUSES

TO MEMORANDUM OF AGREEMENT FOR LNG CARRIER “GOLAR PENGUIN”

19.	Sellers’ representations

The Sellers represent and warrant as at the date hereof and on the Delivery Date that:

(a)	they are the registered legal owners of the Vessel;

(b)	they are not a Restricted Party;

(c)	neither themselves nor any of their directors, officers or employees or any person acting on their behalf has received notice or are aware of any claim, action, suit, proceeding or investigation against any of them or the Vessel with respect to Sanctions by a Sanctions Authority; and

(d)	the copies of any document provided or to be provided by the Sellers to the Buyers in accordance with Clause 8 (Conditions precedent) are, or will be, true and accurate copies of the originals and represent, or will represent, the full agreement between the parties to those documents in relation to the subject matter of those documents, and there are no commissions, rebates, premiums or other payments due or to become due in connection with the subject matter of those documents.

20.	Determination of Fair Market Value

(a)	For the purpose of ascertaining the Purchase Price, the Fair Market Value shall be determined to be the arithmetic mean of (i) the valuation from the Valuation Report issued by an Approved Valuer appointed by the Sellers and (ii) the valuation from the Valuation Report issued by an Approved Valuer appointed by the Buyers. The Sellers shall bear the cost of the issue of such Valuation Reports.

(b)	Each Valuation Report to be provided for the purpose of paragraph (a) above shall:

(i)	be issued by an Approved Valuer (A) no more than fifteen (15) days before the Delivery Date and (B) no fewer than five (5) days before the Delivery Date;

(ii)	be made without physical inspection of the Vessel and on a desktop, charter-free basis; and

(iii)	on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer.

(c)	If an Approved Valuer determines that the Fair Market Value shall fall within a range, the valuation as determined by such Approved Valuer should be the lower value of such range.

(d)	Each valuation shall be provided by an Approved Valuer in US Dollars.

21.	Delivery under bareboat charter

(a)	Without prejudice to paragraph (b) below, the Buyers shall, immediately after the delivery of the Vessel under this Agreement, be obliged to deliver the Vessel to the Sellers (as charterers) pursuant to a bareboat charterparty dated on or about the date of this Agreement in respect of the Vessel (the “Bareboat Charter”) made or to be made (as the case may be) between the Buyers (as owners) and the Sellers (as charterers).

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(b)	The Sellers shall be fully responsible for the Buyers’ fulfillment of physical delivery as new owners of the Vessel to the Sellers (as charterers) under the Bareboat Charter. The Buyers’ obligation to take delivery of the Vessel under this Agreement is subject to the Sellers (as charterers) taking delivery of the Vessel immediately thereafter under the Bareboat Charter.

(c)	If the Bareboat Charter is cancelled, terminated or otherwise ceases to be in full force and effect prior to the delivery of the Vessel under this Agreement, then this Agreement shall be null and void, provided however that Clause 14 (Sellers’ default) and Clause 24 (Indemnities) below shall survive.

22.	Payment

(a)	The Sellers and the Buyers agree that the Purchase Price shall be paid by the Buyers in the following manner:

(i)	the Existing Mortgagee’s portion of the Purchase Price (the “Existing Mortgagee’s Portion”) in such amount as the Sellers shall notify the Buyers in writing on or before the Notification Date shall, subject to Clause 23 (Set-off of Upfront Hire against Purchase Price) below (if applicable), be paid in full by the Buyers to the Existing Mortgagee and be subsequently released to the Existing Mortgagee in accordance with paragraph (b)(i) below; and/or

(ii)	the Sellers’ portion of the Purchase Price (the “Sellers’ Portion”) in an amount equal to the difference between the Purchase Price and the Existing Mortgagee’s Portion shall, subject to Clause 23 (Set-off of Upfront Hire against Purchase Price) below (if applicable), be paid by the Buyers to the Sellers’ Bank and be subsequently released to the Sellers in accordance with paragraph (b)(ii) below.

(b)	On or before the Prepositioning Date:

(i)	if the Buyers have received evidence (in the form of confirmation that an MT199 or MT999 message is acceptable to the Existing Mortgagee and the Buyers, acting reasonably) that the Existing Mortgagee’s Portion will be held to the order of the Buyers, and only be released to the Existing Mortgagee upon presentation to the Existing Mortgagee of a copy (transmitted by fax, email or otherwise) of the protocol of delivery and acceptance which is duly signed by an authorised signatory of the Buyers and an authorised signatory of the Sellers, evidencing the delivery by the Sellers and acceptance by the Buyers of the Vessel under this Agreement, then the Buyers shall deposit with the Existing Mortgagee the Existing Mortgagee’s Portion to be so held and so released, provided that the Buyers’ obligation to deposit with the Existing Mortgagee the Existing Mortgagee’s Portion is always subject to the Buyers being satisfied that:

(1)	all of the conditions precedent required under Clause 8 (Conditions precedent) other than the Delivery Date CPs have been satisfied; and

OFI/Golar Power – MOA Additional Clauses	Page 2

(2)	the Delivery Date CPs will be satisfied on or before the Delivery Date;

(ii)	if the Buyers have received evidence (in the form of confirmation that an MT199 or MT999 message is acceptable to the Sellers’ Bank and the Buyers, acting reasonably) that the Sellers’ Portion will be held to the order of the Buyers, and only be released to the Sellers upon presentation to the Sellers’ Bank of a copy (transmitted by fax, email or otherwise) of the protocol of delivery and acceptance which is duly signed by an authorised signatory of the Buyers and an authorised signatory of the Sellers, evidencing the delivery by the Sellers and acceptance by the Buyers of the Vessel under this Agreement, then the Buyers shall deposit with the Sellers’ Bank the Sellers’ Portion to be so held and so released, provided that the Buyers’ obligation to deposit with the Sellers’ Bank the Sellers’ Portion is always subject to the Buyers being satisfied that:

(1)	all of the conditions precedent required under Clause 8 (Conditions precedent) other than the Delivery Date CPs have been satisfied; and

(2)	the Delivery Date CPs will be satisfied on or before the Delivery Date.

(c)	For the avoidance of doubt:

(i)	the amount of the Existing Mortgagee’s Portion may be zero;

(ii)	if the Sellers fail to notify the Buyers of the amount of the Existing Mortgagee’s Portion in accordance with paragraph (a)(i) of this Clause 22, the amount of the Existing Mortgagee’s Portion will be deemed zero.

(d)	If (1) as the Sellers notify the Buyers in accordance with paragraph (a)(i) of this Clause 22, the amount of the Existing Mortgagee’s Portion is zero or (2) the amount of the Existing Mortgagee’s Portion is deemed zero pursuant to paragraph (c)(ii) of this Clause 22, then the Sellers’ Portion will equal the Purchase Price (subject to Clause 23 (Set-off of Upfront Hire against Purchase Price)) and paragraph (b)(i) of this Clause 22 shall not apply.

(e)	The Sellers agree to release, discharge, defend, indemnify, waive and hold harmless the Buyers from and against any liability, obligation or claim which may be asserted, claimed or recovered against the Buyers for any reason directly arising out of the release or the failure to release (as the case may be) of any part of the Purchase Price by the Existing Mortgagee or the Sellers’ Bank except if the same results from or is a direct consequence of the Buyers’ failure to perform their obligations under or in breach of any provisions under this Agreement or the Bareboat Charter (including the Buyers’ failure to take delivery of the Vessel by countersigning and timing the protocol of delivery and acceptance in breach of this Agreement). The Buyers agree to provide reasonable assistance and cooperation to the Sellers in connection with any mistake or failure to release any part of the Purchase Price as contemplated by this Agreement.

(f)	If for any reason any part of the Purchase Price actually deposited with the Existing Mortgagee or the Sellers’ Bank by the Buyers is not released in accordance with paragraph (b)(i) or (b)(ii) above within five (5) days after the Prepositioning Date, the Sellers shall procure the Existing Mortgagee and/or (as the case may be) the Sellers’ Bank to return such part of the Purchase Price to the Buyers on the Return Due Date.

OFI/Golar Power – MOA Additional Clauses	Page 3

(g)	Without prejudice to any other provisions under this Agreement, the Sellers shall pay to the Buyers:

(i)	on the date any part of the Purchase Price is released in accordance with paragraph (b)(i) or (b)(ii) above; and

(ii)	on demand by the Buyers on and after the Return Due Date in relation to any part of the Purchase Price which is or should be returned to the Buyers in accordance with paragraph (f) above (whether or not it is actually returned on the Return Due Date);

each as applicable, an amount equal to the interest accrued over the relevant Prepositioning Period and calculated at the rate of six point five per cent. (6.5%) per annum over such part of the Purchase Price.

23.	Set-off of Upfront Hire against Purchase Price

The Sellers hereby consent, agree, acknowledge and confirm that:

(a)	notwithstanding Clause 1 (Purchase Price), the amount due and payable from the Buyers to the Sellers in accordance with Clause 22 (Payment) shall be set-off against the amount of Upfront Hire due from and payable by the Sellers (as charterers) to the Buyers (as owners) pursuant to the Bareboat Charter; and

(b)	on the date of payment of the Purchase Price, in accordance with Clause 22 (Payment), the Upfront Hire shall be set-off against the Purchase Price, upon which the Buyers shall no longer be obliged to pay the Sellers and the Sellers shall not be entitled to receive from the Buyers an amount which is more than the difference between (i) the Purchase Price, and (ii) the Upfront Hire.

24.	Indemnities

(a)	The Sellers shall pay such amounts to the Buyers in respect of all reasonable legal expenses and fees (including but not limited to any vessel registration and tonnage fees) incurred by or imposed on the Buyers arising from this Agreement or in connection with the delivery, registration and purchase of the Vessel by the Buyers whether prior to, during or after termination of this Agreement and whether or not the Vessel is in the possession or the control of the Sellers or otherwise in relation to any non-delivery to or acceptance by the Sellers (as charterers) of the Vessel under the Bareboat Charter.

(b)	Notwithstanding anything to the contrary herein, the indemnities provided by the Sellers in favour of the Buyers shall continue in full force and effect notwithstanding any breach of the terms of this Agreement or termination of this Agreement pursuant to the terms hereof.

OFI/Golar Power – MOA Additional Clauses	Page 4

25.	Law and arbitration

(a)	This Agreement and any contractual or non-contractual obligations arising from or connected with this Agreement shall be governed by, and construed in accordance with, the laws of England.

(b)	Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration in Hong Kong administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted.

(c)	The seat of arbitration shall be Hong Kong.

(d)	The number of arbitrators shall be three (3). The arbitration proceedings shall be conducted in English.

(e)	Each Party may appeal on points of law.

(f)	The law governing this Clause 25 (Law and arbitration) shall be English law.

26.	Further definitions

In this Agreement:

“Approved Valuer” means each of (a) Arrow Shipbroking, (b) Braemar ACM Shipbroking, (c) Clarksons Platou, (d) Fearnleys AS, (e) Howe Robinson, (f) Maersk Broker and any other reputable and independent ship brokers proposed by the Sellers and approved by the Buyers.

“Cancelling Date” means 31 December 2019 (or such other date as the Buyers and the Sellers may agree).

“Delivery Date” means the date of delivery of the Vessel by the Sellers to the Buyers pursuant to this Agreement.

“Delivery Date CPs” means the conditions precedent set out in paragraphs (a)(i), (a)(iv), (a)(vii), (a)(ix), (a)(xiv)(A) and (a)(xiv)(C) of Clause 8 (Conditions precedent).

“Existing Liabilities” means all present and future moneys (including a principal amount of up to three hundred and forty five million three hundred and ninety thousand sixty six US Dollars and thirteen cents (US$345,390,066.13)), debts and liabilities due, arising or incurred by (among others) the Sellers to the Existing Mortgagee (and any other relevant creditor parties) and which is secured by (among other things) the Existing Mortgage.

“Existing Mortgage” means the first preferred Marshall Islands ship mortgage dated 18 September 2014 and granted by the Sellers (as owners) in favour of Swedbank AB (publ) as amended and assigned to the Existing Mortgagee pursuant to the assignment and amendment to first preferred Marshall Islands ship mortgage dated 18 October 2018 as security for the Existing Liabilities.

“Existing Mortgagee” means Citibank N.A., London Branch.

OFI/Golar Power – MOA Additional Clauses	Page 5

“Fair Market Value” means the fair market value of the Vessel as ascertained in accordance with Clause 20 (Determination of Fair Market Value) above.

“Flag State” means, in relation to the Vessel, the Republic of the Marshall Islands.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Notification Date” means the date falling seven (7) calendar days before the proposed Delivery Date.

“PRC” means The People’s Republic of China, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“Prepositioning Date” means date falling one (1) Banking Day prior to the proposed Delivery Date.

“Prepositioning Period” means:

(a)	if any part of the Purchase Price deposited with the Existing Mortgagee or the Sellers’ Bank by the Buyers is released in accordance with paragraph (b)(i) or (b)(ii) of Clause 22 (Payment), the period commencing from (and inclusive of) the Prepositioning Date and ending on (and inclusive of) the date such part of the Purchase Price is released in accordance with paragraph (b)(i) or (b)(ii) of Clause 22 (Payment); and

(b)	if any part of the Purchase Price deposited with the Existing Mortgagee or the Sellers’ Bank by the Buyers is or should be returned to the Buyers in accordance with paragraph (f) of Clause 22 (Payment) (whether or not it is actually returned on the Return Due Date, the period commencing from (and inclusive of) the Prepositioning Date and ending on (and inclusive of) the date such part of the Purchase Price is returned to the Buyers in accordance with paragraph (f) of Clause 22 (Payment ) (whether or not it is actually returned on the Return Due Date);

“Restricted Party” means a person or entity that is (a) listed on, or owned or controlled by a person listed on, any Sanctions List; (b) a national of, located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, a person located in or organised under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or (c) otherwise a target of Sanctions (“target of Sanctions” signifying a person with whom a US person or other national of Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

“Related Charter Addendum” means the supplemental agreement (to be entered into on or around the date of this Agreement) to (inter alia) the bareboat charter in relation to the 160,000 m3 LNG carrier named “Golar Crystal” with IMO number 9624926 dated 6 March 2017 and entered into between Oriental Fleet LNG 01 Limited 东方富利LNG01有限公司 (as owners) and Golar Hull M2022 Corp. (as charterers).

“Return Due Date” means the date which is the sixth (6th) day (if it is a Banking Day) after the Prepositioning Date or the Banking Day immediately after such six (6th) day (if such sixth (6th) day is not a Banking Day).

“Sanctions” means the economic sanction laws, regulations, embargoes or restrictive measures administered, enacted or enforced by: (a) the United States government; (b) the United Nations; (c) the European Union and its member states; (d) the United Kingdom; or (e) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of Treasury (“OFAC”), the United States Department of State and Her Majesty’s Treasury (“HMT”); (together, the “Sanctions Authorities”).

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“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by the OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

“Tax” or “tax” means any present and future tax (including, without limitation, value added tax, consumption tax or any other tax in respect of added value or any income), levy, impost, duty or other charge or withholding of any nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and “Taxes”, “taxes”, “Taxation” and “taxation” shall be construed accordingly.

“Trading Limits” means worldwide trading always within Institute Navigation Limits.

“Upfront Hire” means the non-refundable advance hire payment which the Sellers (as charterers thereunder) are obliged to pay to the Buyers (as owners thereunder) upfront under the Bareboat Charter, being an amount equal to thirty per cent. (30%) of the Purchase Price.

“US Dollars”, “Dollars”, “USD”, “US$” and “$” each means available and freely transferable and convertible funds in lawful currency of the United States of America.

“Valuation Report” means, in relation to the Vessel, a valuation report addressed to the Buyers, issued and prepared by an Approved Valuer in accordance with Clause 20 (Determination of Fair Market Value) above.

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The parties to this Agreement have executed this Agreement the day and year first before written.

SELLERS

Signed by	)	/s/ Rodrigo Fortes
As	)
for and on behalf of	)	RODRIGO FORTES
GOLAR HULL M2023 CORP.	)	ATTORNEY-IN-FACT

BUYERS

Signed by	)	/s/ Li Bing
as duly authorized director	)
for and on behalf of	)	LI BING
ORIENTAL FLEET LNG 02 LIMITED	)	DIRECTOR
东方富利LNG02有限公司

OFI/Golar Power – MOA Additional Clauses	Page 8